UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015 (December 14, 2015)

CATALYST BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Littlefield Ave., South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-8674

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Stock Incentive Plan

At a special meeting of stockholders (the “Special Meeting”) of Catalyst Biosciences, Inc. (the “Company”), held on December 14, 2015, the Company’s stockholders approved an amendment to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) to increase the annual participant award limitations under the 2015 Plan to 500,000 shares per participant for options and stock appreciation rights, 500,000 shares per participant for awards other than options and stock appreciation rights and 75,000 shares per non-employee directors.

Contingent Option Grants

As previously disclosed, on October 22, 2015, the Compensation Committee of the Company’s Board of Directors approved of option awards to the Company’s executive officers and non-employee directors that were contingent upon stockholder approval of the amendment to the 2015 Plan described above. In connection with the approval of the amendment at the Special Meeting, these option awards are now effective.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the Company received the certified final voting results, which included zero broker non-votes, from the inspector of elections, as presented below:

		FOR	AGAINST	ABSTAIN
1.	Approve an amendment to the Catalyst Biosciences, Inc. 2015 Stock Incentive Plan	7,456,311	91,751	89,405

The Company’s stockholders neither considered nor voted on any other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalyst Biosciences, Inc.

Dated: December 15, 2015	By:	/s/ Nassim Usman, Ph.D.
Nassim Usman, Ph.D.
President and Chief Executive Officer